Exhibit 21.1
SUBSIDIARY LIST (BY JURISDICTION)
California
Bay Rincon, L.P.
Foxchase Drive San Jose Partners II, L.P.
San Francisco Bay Partners II, Ltd.
San Francisco Bay Partners III, L.P.
Connecticut
Bronxville West, LLC
Forestbroad LLC
Smithtown Galleria Associates Limited Partnership
Town Close Associates Limited Partnership
Town Grove, LLC
Delaware
4600 Eisenhower Avenue, LLC
Acton FS, LLC
AIV I, LLC
Albee Residential, LLC
AMP Apartments, LLC
AMV I, LLC
AMV II, LLC
AMV III, LLC
AMV IV, LLC
Aria at Hathorne Hill, LLC
Aria at Laurel Hill, LLC
Avalon Albee, LLC
Avalon — Alfran North Bergen, LLC
Avalon Arbor, LLC
Avalon California Value I, LLC
Avalon California Value II, LLC
Avalon California Value III, LLC
Avalon California Value IV, LLC
Avalon California Value V, LLC
Avalon California Value VI, LLC
Avalon Del Rey Apartments, LLC
Avalon DownREIT V, L.P.
Avalon Estates LLC
Avalon Fremont LLC
Avalon Gold, LLC
Avalon Grosvenor, L.P.
Avalon Illinois Value I, LLC
Avalon Illinois Value II, LLC
Avalon Illinois Value III, LLC
Avalon Lowlands, LLC
Avalon Maryland Value I, LLC
Avalon Maryland Value II, LLC
Avalon Maryland Value III, LLC
Avalon Massachusetts Value I, LLC
Avalon New Jersey Urban Renewal Entity I, LLC
Avalon New Rochelle II, LLC
Avalon New York Value I, LLC
Avalon Oyster, LLC
Avalon Park Tower, LLC
Avalon Riverview I, LLC

Avalon Riverview North, LLC
Avalon Run, LLC
Avalon Shipyard, LLC
Avalon Terrace LLC
Avalon Upper Falls Limited Partnership
Avalon Upper Falls, LLC
Avalon Washington Value Ravenswood, LLC
Avalon WFS, LLC
Avalon WP I, LLC
Avalon WP II, LLC
Avalon WP III, LLC
Avalon WP IV, LLC
Avalon WP V, LLC
AvalonBay Redevelopment LLC
AvalonBay VAF Acquisition, LLC
AvalonBay Value Added Fund, L.P.
Bay Countrybrook L.P.
Bay Pacific Northwest, L.P.
Centerpoint Master Tenant LLC
Chrystie Venture Partners, LLC
CVP I, LLC
CVP II, LLC
CVP III, LLC
Downtown Manhattan Residential LLC
Dune Beach Associates, LLC
ER Cedar, L.L.C.
Garden City Duplex, LLC
Garden City SF, LLC
Glen Cove Development LLC
Glen Cove II Development LLC
Hathorne FS Holdings, LLC
Laurel Hill Private Sewer Treatment Facility, LLC
MVP I, LLC
Norwalk Retail, LLC
Pleasant Hill Manager, LLC
Pleasant Hill Transit Village Associates LLC
Roselle Park VP, LLC
Tysons West, LLC
Wheaton Land Investment, LLC
WLBVP, LLC
District of Columbia
4100 Massachusetts Avenue Associates, L.P.
Maryland
Avalon at Chestnut Hill, Inc.
Avalon at Great Meadow, Inc.
Avalon at St. Clare, Inc.
Avalon 4100 Massachusetts Avenue, Inc.
Avalon Acton, Inc.
Avalon BFG, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon Cohasset, Inc.
Avalon Collateral, Inc.
Avalon Commons, Inc.
Avalon Decoverly, Inc.
Avalon DownREIT V, Inc.

Avalon Estates TRS, Inc.
Avalon Fremont TRS, Inc.
Avalon Fairway Hills I Associates
Avalon Fairway Hills II Associates
Avalon Fairway II, Inc.
Avalon Grosvenor LLC
Avalon Hingham PM, Inc.
Avalon Mills, Inc.
Avalon Oaks, Inc.
Avalon Oaks West, Inc.
Avalon Promenade, Inc.
Avalon Rock Spring Associates, LLC
Avalon Sharon, Inc.
Avalon Town Green II, Inc.
Avalon Town Meadows, Inc.
Avalon Town View, Inc.
Avalon University Station I, LLC
Avalon University Station II, LLC
Avalon Upper Falls Limited Dividend Corporation
Avalon Village North, Inc.
Avalon Village South, Inc.
Avalon Wilson Blvd, Inc.
AvalonBay Arna Valley, Inc.
AvalonBay Capital Management, Inc.
AvalonBay Construction Services, Inc.
AvalonBay Grosvenor, Inc.
AvalonBay Ledges, Inc.
AvalonBay Milford II Development, Inc.
AvalonBay NYC Development, Inc.
AvalonBay Orchards, Inc.
AvalonBay Parking, Inc.
AvalonBay Shrewsbury, Inc.
AvalonBay Traville, LLC
AvalonBay Value Added Fund, Inc.
AVB Acton FS, Inc.
AVB Development Transactions, Inc.
AVB West Long Branch, Inc.
AVB Service Provider, Inc.
Bay Asset Group, Inc.
Bay Development Partners, Inc.
Bay GP, Inc.
Bay Waterford, Inc.
Centerpoint Tower LLC
Centerpoint Garage LLC
Centerpoint Eutaw/Howard Holdings LLC
Centerpoint Development II LLC
Centerpoint Howard LLC
Centerpoint Eutaw LLC
Centerpoint Tower/Garage Holdings LLC
Georgia Avenue, Inc.
JP Construction in Milford, Inc.
Juanita Construction, Inc.
Lexington Ridge-Avalon, Inc.
Shady Grove Road Property, LLC
Traville Senior Living, LLC
Massachusetts
AvalonBay BFG Limited Partnership
Hingham Shipyard East Property Owners Association, Inc.

New Jersey
Quakerbridge Road Development, LLC
Town Cove II Jersey City Urban Renewal, Inc.
Town Cove Jersey City Urban Renewal, Inc.
Town Run Associates
Virginia
Arna Valley View Limited Partnership
Avalon Decoverly Associates Limited Partnership